NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 1

I. THE 0% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit. 40 Male, Nonsmoker,
Face: $200,000, Premium: $2,500.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $200,000 or 222% x $8,746.33
                     = $200,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $7,121.99
+ Annual Premium*                    $2,500.00
- Premium Expense Charge**           $   87.50
- Monthly Deduction***               $  608.68
- Mortality & Expense Charge****     $   82.84
+ Hypothetical Rate of Return*****   $  (96.64)
                                     ---------
=                                    $   8,746  (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**  Premium Expense Charge is 3.5% of each premium payment.

*** The monthly deduction is made up of a $5.00 monthly policy fee, a $0.01 per 1,000 ($2.00) monthly death benefit guarantee charge and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month          COI
-----        -------
 1           $ 43.64
 2           $ 43.66
 3           $ 43.67
 4           $ 43.69
 5           $ 43.70
 6           $ 43.72
 7           $ 43.73
 8           $ 43.75
 9           $ 43.76
 10          $ 43.78
 11          $ 43.79
 12          $ 43.81

Total        $524.68

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.05%. The monthly interest amounts earned for year 5 are:

Month        Interest
-----        --------
 1           $ (8.37)
 2           $ (8.32)
 3           $ (8.26)
 4           $ (8.20)
 5           $ (8.14)
 6           $ (8.08)
 7           $ (8.02)
 8           $ (7.97)
 9           $ (7.91)
 10          $ (7.85)
 11          $ (7.79)
 12          $ (7.73)

Total        $(96.64)

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value            $8,746.33
- Year 5 Surrender Charge      $2,084.00
                               ---------
=                              $   6,662   (rounded to the nearest dollar)

II. THE 6% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit. 40 Male, Nonsmoker,
Face: $200,000, Premium: $2,500.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $200,000 or 222% x $10,575.11
                     = $200,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $8,344.66
+ Annual Premium*                    $2,500.00
- Premium Expense Charge**           $   87.50
- Monthly Deduction***               $  604.54
- Mortality & Expense Charge****     $   93.89
+ Hypothetical Rate of Return*****   $  516.37
                                     ---------
=                                    $  10,575  (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**    Premium Expense Charge is 3.5% of each premium payment.

*** The monthly deduction is made up of a $5.00 monthly policy fee, a $0.01 per 1,000 ($2.00) monthly death benefit guarantee charge and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month          COI
-----        -------
 1           $ 43.36
 2           $ 43.36
 3           $ 43.37
 4           $ 43.37
 5           $ 43.37
 6           $ 43.38
 7           $ 43.38
 8           $ 43.38
 9           $ 43.39
 10          $ 43.39
 11          $ 43.39
 12          $ 43.40

Total        $520.54

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.05%. The monthly interest amounts earned for year 5 are:

Month        Interest
-----        --------
 1           $  43.37
 2           $  43.31
 3           $  43.25
 4           $  43.18
 5           $  43.12
 6           $  43.06
 7           $  43.00
 8           $  42.94
 9           $  42.88
 10          $  42.82
 11          $  42.75
 12          $  42.69

Total        $ 516.37

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value           $10,575.11
- Year 5 Surrender Charge     $ 2,084.00
                              ----------
=                             $    8,491  (rounded to the nearest dollar)

III. THE 12% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit. 40 Male, Nonsmoker,
Face: $200,000, Premium: $2,500.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $200,000 or 222% x $12,726.53
                     = $200,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4     $9,726.06
+ Annual Premium*                     $2,500.00
- Premium Expense Charge**            $   87.50
- Monthly Deduction***                $  599.77
- Mortality & Expense Charge****      $  106.36
+ Hypothetical Rate of Return*****    $1,294.10
                                      ---------
=                                     $  12,727  (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**    Premium Expense Charge is 3.5% of each premium payment.

*** The monthly deduction is made up of a $5.00 monthly policy fee, a $0.01 per 1,000 ($2.00) monthly death benefit guarantee charge and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month          COI
-----        -------
 1           $ 43.04
 2           $ 43.03
 3           $ 43.02
 4           $ 43.01
 5           $ 43.00
 6           $ 42.99
 7           $ 42.98
 8           $ 42.96
 9           $ 42.95
 10          $ 42.94
 11          $ 42.93
 12          $ 42.92

Total        $515.77

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.05%. The monthly interest amounts earned for year 5 are:

Month         Interest
-----        ---------
 1           $  105.53
 2           $  105.94
 3           $  106.35
 4           $  106.77
 5           $  107.19
 6           $  107.61
 7           $  108.03
 8           $  108.46
 9           $  108.90
 10          $  109.33
 11          $  109.77
 12          $  110.22

Total        $1,294.10

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value           $12,726.53
- Year 5 Surrender Charge     $ 2,084.00
                              ----------
=                             $   10,643 (rounded to the nearest dollar)

NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 2

I. THE 0% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit. 40 Male, Nonsmoker,
Face: $200,000, Premium: $2,500.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $200,000 or 222% x $8,562.48
                     = $200,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $6,981.01
+ Annual Premium*                    $2,500.00
- Premium Expense Charge**           $   87.50
- Monthly Deduction***               $  654.79
- Mortality & Expense Charge****     $   81.34
+ Hypothetical Rate of Return*****   $  (94.90)
                                     ---------
=                                    $   8,562  (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**  Premium Expense Charge is 3.5% of each premium payment.

*** The monthly deduction is made up of a $5.00 monthly policy fee, a $0.01 per 1,000 ($2.00) monthly death benefit guarantee charge and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month          COI
-----        -------
 1           $ 47.47
 2           $ 47.49
 3           $ 47.51
 4           $ 47.52
 5           $ 47.54
 6           $ 47.56
 7           $ 47.57
 8           $ 47.59
 9           $ 47.61
 10          $ 47.63
 11          $ 47.64
 12          $ 47.66

Total        $570.79

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.05%. The monthly interest amounts earned for year 5 are:

Month        Interest
-----        --------
 1           $ (8.25)
 2           $ (8.18)
 3           $ (8.12)
 4           $ (8.06)
 5           $ (8.00)
 6           $ (7.94)
 7           $ (7.88)
 8           $ (7.82)
 9           $ (7.75)
 10          $ (7.69)
 11          $ (7.63)
 12          $ (7.57)

Total        $(94.90)

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value            $8,562.48
- Year 5 Surrender Charge      $2,084.00
                               ---------
=                              $   6,478  (rounded to the nearest dollar)

II. THE 6% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit. 40 Male, Nonsmoker,
Face: $200,000, Premium: $2,500.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $200,000 or 222% x $10,364.61
                     = $200,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $8,187.34
+ Annual Premium*                    $2,500.00
- Premium Expense Charge**           $   87.50
- Monthly Deduction***               $  650.35
- Mortality & Expense Charge****     $   92.25
+ Hypothetical Rate of Return*****   $  507.36
                                     ---------
=                                    $  10,365  (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**  Premium Expense Charge is 3.5% of each premium payment.

*** The monthly deduction is made up of a $5.00 monthly policy fee, a $0.01 per 1,000 ($2.00) monthly death benefit guarantee charge and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month          COI
-----        -------
 1           $ 47.17
 2           $ 47.17
 3           $ 47.18
 4           $ 47.18
 5           $ 47.19
 6           $ 47.19
 7           $ 47.20
 8           $ 47.20
 9           $ 47.21
 10          $ 47.21
 11          $ 47.22
 12          $ 47.22

Total        $566.35

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.05%. The monthly interest amounts earned for year 5 are:

Month        Interest
-----        --------
 1           $  42.71
 2           $  42.64
 3           $  42.56
 4           $  42.48
 5           $  42.40
 6           $  42.32
 7           $  42.24
 8           $  42.16
 9           $  42.08
 10          $  42.00
 11          $  41.92
 12          $  41.84

Total        $ 507.36

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value           $10,364.61
- Year 5 Surrender Charge     $ 2,084.00
                              ----------
=                             $    8,281  (rounded to the nearest dollar)

III. THE 12% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit. 40 Male, Nonsmoker,
Face: $200,000, Premium: $2,500.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $200,000 or 222% x $12,485.85
                     = $200,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $9,550.88
+ Annual Premium*                    $2,500.00
- Premium Expense Charge**           $   87.50
- Monthly Deduction***               $  645.23
- Mortality & Expense Charge****     $  104.57
+ Hypothetical Rate of Return*****   $1,272.27
                                     ---------
=                                    $  12,486  (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**    Premium Expense Charge is 3.5% of each premium payment.

*** The monthly deduction is made up of a $5.00 monthly policy fee, a $0.01 per 1,000 ($2.00) monthly death benefit guarantee charge and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month          COI
-----        -------
 1           $ 46.83
 2           $ 46.82
 3           $ 46.81
 4           $ 46.80
 5           $ 46.79
 6           $ 46.77
 7           $ 46.76
 8           $ 46.75
 9           $ 46.74
 10          $ 46.73
 11          $ 46.72
 12          $ 46.71

Total        $561.23

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.050%. The monthly interest amounts earned for year 5 are:

Month         Interest
-----        ---------
 1           $  103.97
 2           $  104.33
 3           $  104.70
 4           $  105.07
 5           $  105.44
 6           $  105.81
 7           $  106.19
 8           $  106.57
 9           $  106.96
 10          $  107.35
 11          $  107.74
 12          $  108.13

Total        $1,272.27

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value           $12,485.85
- Year 5 Surrender Charge     $ 2,084.00
                              ----------
=                             $   10,402  (rounded to the nearest dollar)